UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 15, 2011, the Board of Directors of the Federal Home Loan Bank of Chicago (the “Bank”) approved and adopted amendments to the Bank's bylaws to reflect implementation of the Bank's new Capital Plan (the “Capital Plan”). The amended Bank bylaws will become effective as of January 1, 2012, which is also the implementation date of the Capital Plan.

Section 6 of Article II of the Bank's bylaws was amended to reference the Capital Plan with respect to voting rights of the Bank's stockholders. Similarly, Article VI of the bylaws, which describes various aspects and characteristics of the Bank's capital stock, was amended to reflect the implementation of the Capital Plan.

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

The information being furnished pursuant to Item 5.03 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
3.1	Bylaws of the Bank, as restated and effective January 1, 2012, marked to show changes

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 20, 2011	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary